                                                                    EXHIBIT 7.6

                           AGREEMENT OF JOINT FILING

         AIMCO Properties, L.P., AIMCO-GP, Inc. and Apartment Investment and Management Company agree that the amendment to the Statement on Schedule 13D to which this Agreement is attached as an exhibit, and all future amendments to this Statement, shall be filed on behalf of each of them. This Agreement is intended to satisfy Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  October 26, 1998


                                           AIMCO PROPERTIES, L.P.

                                           By:   AIMCO-GP, Inc.,
                                                 its General Partner


                                           By:/s/ PATRICK J. FOYE
                                              ---------------------------
                                              Patrick J. Foye
                                              Executive Vice President


                                           AIMCO-GP, INC.


                                           By:/s/ PATRICK J. FOYE
                                              ---------------------------
                                              Patrick J. Foye
                                              Executive Vice President


                                           APARTMENT INVESTMENT AND
                                           MANAGEMENT COMPANY


                                           By:/s/ PATRICK J. FOYE
                                              ---------------------------
                                              Patrick J. Foye
                                              Executive Vice President